SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Dala Petroleum Corp.

(Name of Registrant as Specified in its Charter)

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Contact Person:

Leonard W. Burningham, Esq.

2150 South 1300 East, #500

Salt Lake City, Utah 84106

Tel: 801-363-7411; Fax: 801-326-1925

Dala Petroleum Corp.

13601 Preston Road, # E816

Dallas, Texas 75240

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by Dala Petroleum Corp., a Delaware corporation (the “Company,” “we,” “our,” “us” or words of similar import), to our shareholders regarding an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).  The amendment would amend Article I of our Certificate of Incorporation to change our name from “Dala Petroleum Corp.” to “KonaTel, Inc.”

The amendment to our Certificate of Incorporation was unanimously adopted by written consent of our Board of Directors and our principal stockholders, M2 Equity Partners LLC, a limited liability company organized under the laws of the State of Minnesota (“M2”), which beneficially owns 12,100,000 shares of our common stock or approximately 44.5% of our outstanding voting securities; and D. Sean McEwen, our Chairman, President, CEO and a member of our Board of Directors, who beneficially owns 13,500,000 shares of our common stock or approximately 49.6% of our outstanding voting securities (the “Majority Stockholders”), effective December 28, 2017.  Under a Shareholder Voting Agreement effective December 18, 2017, between Messrs. Savage and Atkinson and M2, each has granted Mr. McEwen an irrevocable proxy coupled with an interest to vote all shares beneficially owned by each of them for a period of two years; accordingly, Mr. McEwen is deemed to be the beneficial owner of approximately 25,600,000 shares of our outstanding 27,192,286 shares of common stock or approximately 94% or the “Majority Stockholder.”  No other votes were required or necessary to adopt the amendment to our Certificate of Incorporation, and none is being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

The amendment to our Certificate of Incorporation will become effective on the opening of business on February 5, 2018, or a date that will be at least 21 days from the mailing of this Information Statement to our stockholders.  The amendment to our Certificate of Incorporation is the only matter covered by this Information Statement.

APPROXIMATE DATE OF MAILING: January 13, 2018.

REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The reason for the change in our name is to better reflect our current and intended principal business operations.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this amendment to our Certificate of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Certificate of Incorporation, which is not shared by all other shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to our Certificate of Incorporation consist of shares of our common stock.  Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on December 28, 2017, the record date of the action taken by written consent of our Board of Directors and Majority Stockholders respecting this amendment, was 27,192,286 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of December 28, 2017, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares reflected herein.  The address for all executive officers and directors listed below is 13601 Preston Road, # E816, Dallas, Texas 75240, which is our principal executive office address.  The information presented is based upon 27,192,286 outstanding shares of our common stock.

Beneficial Owners

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1), (3)	Percent of Class (2), (3)

M2 Equity Partners LLC 730 Washington Ave N, #620 Minneapolis, Minnesota 55401	Common	12,100,000	44.5%

Security Ownership of Executive Officers and Directors

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1), (3)	Percent of Class (2), (3)

D. Sean McEwen, Chairman, President and CEO and a Director	Common	13,500,000	94%

Brian R. Riffle, Chief Financial Officer	Common	0	0%

Matthew Atkinson, Secretary	Common	4,000,000	33%

Mark Savage, Director	Common	4,000,000	33%

All Executive Officers and Directors as a Group	Common		94%

(1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) The foregoing is based on 27,192,286 issued and outstanding shares of common stock as of the date of this Information Statement. SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days.  Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time, there are no outstanding options that are or will be vested and exercisable by any of these beneficial owners within 60 days.

(3) Under the Shareholder Voting Agreement referenced above, Messrs. Savage and Atkinson and M2 have granted Mr. McEwen and irrevocable proxy coupled with an interest to vote all shares owned by them for a period of two years from December 18, 2017, or the closing of the Agreement and Plan of Merger between the Company’s newly formed wholly-owned subsidiary, Dala Subsidiary Corp., a Nevada corporation (“Merger Subsidiary”), and KonaTel, Inc., a Nevada corporation (“KonaTel”); accordingly, Mr. McEwen is deemed to be the beneficial owner of approximately 25,600,000 shares of our outstanding 27,192,286 shares of common stock or approximately 94% of these shares while this Shareholder Voting Agreement is in effect.  For additional information on the Company, KonaTel and the Shareholder Voting Agreement, among other matters, see our 8-KA-1 Current Report filed with the SEC on December 20, 2017.  Mr. Atkinson is the sole manager of M2, and the indirect beneficial owner of all 12,100,000 shares of the Company owned by M2.  Messrs. Atkinson and Savage respectively own approximately 33% of the membership interest in M2.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Delaware Law

Section 242 of the Delaware General Corporation Law (the “DGCL”) provides that every amendment to the Certificate of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the outstanding securities of the Company entitled to vote on any such amendment.  Section 228, provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of shareholders, may adopt such action without a meeting by written consent.  Section 9 of Article I of our Bylaws also conforms to the provisions of Section 228 of the DGCL, allowing shareholder approval by written consent in this situation.

Resolutions to effect the amendment were unanimously adopted by our Board of Directors and the Majority Stockholder on December 28, 2017.  The Majority Stockholder beneficially owns 94% of our outstanding voting securities.  No other votes or consents are required or necessary to effect the amendment to our Certificate of Incorporation.

Effective Date of Amendment

The effective date of the amendment to our Certificate of Incorporation will be on the opening of business on February 5, 2018, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders, subject to the filing of the Certificate of Amendment to our Certificate of Incorporation with the State of Delaware, Secretary of State, Corporate Division; and the requisite filing with the Financial Industry Regulatory Authority (“FINRA”) under SEC Rule 10b-17.

NOTICE

THE MAJORITY SHAREHOLDER OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER DELAWARE LAW, AND HAS DONE SO.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: December 28, 2017	/s/ D. Sean McEwen
D. Sean McEwen, Chairman, President, CEO and Director

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